Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements of WGL Holdings, Inc. and Washington Gas Light Company of our reports dated December 14, 2006, relating to the financial statements and financial statement schedules of WGL Holdings, Inc. (which report includes explanatory paragraphs relating to the Company’s adoption in fiscal 2006 of Statement of Financial Accounting Standards No. 123(R) “Share Based Payment” and FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations”, the Company’s revision in the format of its consolidated statements of income, and the discontinued operations presentation of American Combustion Industries, Inc. (“ACI”), part of its HVAC Segment) and Washington Gas Light Company (which report includes explanatory paragraphs relating to the Company’s adoption in fiscal 2006 of Statement of Financial Accounting Standards No. 123(R) “Share Based Payment” and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations”, and the Company’s revision in the format of its statements of income) and management’s report on the effectiveness of internal control over financial reporting of WGL Holdings, Inc., appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2006:
WGL Holdings, Inc.
Form S-3          No. 333-126620
Form S-8          No. 333-104571
Form S-8          No. 333-104572
Form S-8          No. 333-104573
Washington Gas Light Company
Form S-3          No. 333-104574
Form S-3          No. 333-134494
DELOITTE & TOUCHE LLP
McLean, Virginia
December 14, 2006